CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268203 on Form S-6 of our report dated November 17, 2022, relating to the financial statement of The First Trust(R) Combined Series 617, comprising Tax Exempt Municipal Income Trust, Series 325, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 17, 2022